SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2011 (August 16, 2011)

DENTSPLY International Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-16211 (Commission File Number)	39-1434669 (IRS Employer Identification No.)

221 West Philadelphia Street,

York, Pennsylvania 17405-0872

(Address of Principal Executive Offices)

(717) 845-7511

(Registrant’s Telephone Number, Including Area Code)

NO CHANGE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 16, 2011, DENTSPLY International Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to the sale by the Company to the Underwriters of $250,000,000 aggregate principal amount of the Company’s Floating Rate Senior Notes due 2013 (the “Floating Rate Notes”), $300,000,000 aggregate principal amount of the Company’s 2.750% Senior Notes due 2016 (the “2016 Notes”) and $450,000,000 aggregate principal amount of the Company’s 4.125% Senior Notes due 2021 (the “2021 Notes” and, together with the Floating Rate Notes and the 2016 Notes, the “Notes”). Pursuant to the terms of the Underwriting Agreement, the Company has agreed to sell to the Underwriters (i) the Floating Rate Notes at a purchase price of 99.650% of the principal amount thereof, (ii) the 2016 Notes at a purchase price of 99.257% of the principal amount thereof and (iii) the 2021 Notes at a purchase price of 99.003% of the principal amount thereof.

The Underwriting Agreement contains customary representations and warranties, conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. This description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

The Underwriters and their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. In addition, Wells Fargo Bank, National Association, an affiliate of Wells Fargo Securities, LLC, one of the Underwriters, will serve as the trustee under the indenture governing the Notes.

ITEM 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The Underwriting Agreement contains representations and warranties by the Company. These representations and warranties were made solely for the benefit of the other parties to the Underwriting Agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate, (ii) may have been qualified in the Underwriting Agreement by disclosures that were made to the other parties in connection with the negotiation of the Underwriting Agreement, (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws, and (iv) were made only as of the date of the Underwriting Agreement or such other date or dates as may be specified in the Underwriting Agreement.

EXHIBIT NO.	DESCRIPTION

1.1

Underwriting Agreement, dated August 16, 2011, between DENTSPLY International Inc. and Morgan Stanley & Co. LLC, Citigroup Global Markets Inc. and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 19, 2011	DENTSPLY INTERNATIONAL INC.

	By:	/s/ Deborah M. Rasin

Name: Deborah M. Rasin

Title: Vice President, Secretary & General Counsel